UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 4, 2021

Sprout Social, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39156	27-2404165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 South Dearborn St., Suite 700			60603
Chicago	,	Illinois
(Address of Principal Executive Offices)			(Zip Code)

(866) 878-3231
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with Ryan Barretto’s appointment and promotion to the role of President on December 28, 2020, Sprout Social, Inc. (the “Company”), entered into a side letter with Mr. Barretto (the “2020 Side Letter”). The 2020 Side Letter provided for a future grant of 120,000 restricted stock units (the “2020 Milestone RSU Grant”), following the Company’s achievement of an annual run rate (as defined in the 2020 Side Letter) of $200 million and subject to approval by the Compensation Committee of the Board of Directors of the Company (the “Committee”) at that time. The Company achieved the $200 million annual run rate target as of September 30, 2021, and, as a result, the Committee granted the 2020 Milestone RSU Grant to Mr. Barretto effective October 4, 2021, pursuant to the Sprout Social, Inc. 2019 Incentive Award Plan (the "2019 Plan") and restricted stock unit award agreement.

On October 4, 2021, the Company entered into a new side letter with Mr. Barretto (the “2021 Side Letter”). The 2021 Side Letter provides that Mr. Barretto will receive, in the future, following the Company’s achievement of an annual run rate (as defined in the 2021 Side Letter) of $300 million and subject to approval by the Committee at that time, a grant of 120,000 restricted stock units (the “2021 Milestone RSU Grant”) under the 2019 Plan, which will generally vest over four years following the grant date of the 2021 Milestone RSU Grant, specifically 25% on the first anniversary of the applicable vesting start date, with an additional 1/16 of the 2021 Milestone RSU Grant vesting per quarter thereafter, subject to Mr. Barretto’s continued employment with the Company through each applicable vesting date. Mr. Barretto must be employed by the Company at the time that the Committee certifies achievement of the applicable milestone in order to receive the 2021 Milestone RSU Grant.

The foregoing description of the 2021 Side Letter is a summary only and is qualified in its entirety by reference to the full text of the Side Letter, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	2021 Side Letter between Sprout Social, Inc. and Ryan Barretto

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUT SOCIAL, INC.

By:	/s/ Heidi Jonas
Name:	Heidi Jonas
Title:	General Counsel and Secretary
Date: October 5, 2021